EXHIBIT 10.2

Execution Version

AMENDMENT NO. 1 TO SERIES D PREFERRED STOCK PURCHASE AGREEMENT

This AMENDMENT No. 1 to Series D Preferred Stock Purchase Agreement, dated as of November 4, 2013 (this “Amendment”), amends the Series D Preferred Stock Purchase Agreement, dated as of July 5, 2013, (the “Original Series D SPA,” and together with this Amendment, the “Series D SPA,” as may be hereinafter supplemented, amended or restated), between YOU ON DEMAND HOLDINGS, INC., a Nevada corporation (the “Company”), and C MEDIA LIMITED (the “Purchaser”), and the exhibits thereto referenced in this Amendment.

BACKGROUND

WHEREAS, pursuant to the Original Series D SPA, the Company issued, and the Purchaser purchased (in the “Series D Closing”), $4,000,000 of Series D 4% Convertible Preferred Stock of the Company, par value $0.001, and the Company and the Purchaser agreed to act in good faith and with fair dealing to finalize an agreement for the purchase and sale of shares of Series E Convertible Preferred Stock of the Company (“Series E Shares”), par value $0.001, pursuant to the terms of a Series E Preferred Stock Purchase Agreement set forth in Exhibit C to the Original Series D SPA (the “Series E SPA”).

WHEREAS, subsequent to the Series D Closing, the Company and the Purchaser have agreed to extend the time periods set forth in certain provisions contained in the Original Series D SPA, to enter into a bridge financing arrangement described below, and to make corresponding changes to other agreements entered into or agreed upon simultaneously with the Original Series D SPA and the Series D Closing, based on a mutual understanding that the parties will act in good faith and fair dealing to consummate the transactions contemplated by the Series E SPA (the “Series E Closing”), on or before the first Business Day (as defined in the Original Series D SPA) following the date that is 30 days after the Bridge Closing (defined below)(the “Revised E Outside Date”), or, if the Purchaser exercises the Further Extension Option (defined below), the Second Revised E Outside Date (defined below).

WHEREAS, the Purchaser has also agreed that, on or around November 4, 2013, it will contribute funds in the amount of $2,000,000 to the Company in consideration for the issuance by the Company to the Purchaser of a convertible promissory note in the form contained in Exhibit A hereto (the “Bridge Note”)(consummation of such transactions being the “Bridge Closing”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows.

AGREEMENT BETWEEN PARTIES

1.                   Modifications to Series D SPA

The Company and the Purchaser hereby agree that, from and after the date hereof, the Series D SPA shall be considered to incorporate the following modifications to the Original Series D SPA:

a.
All of the references in the Original Series D SPA to the date October 31, 2013, are changed to the Revised E Outside Date; provided, however, that in the event that on the Revised E Outside Date, all of the conditions to the Series E Closing contained in the Series E SPA have been satisfied except the condition set forth in Section 6.1(i)(ii) of the Series E SPA, the Purchaser, at its option (the “Further Extension Option”), shall have the right to extend the Revised E Outside Date until January 31, 2014 (the “Second Revised E Outside Date”);

b.	All of the references in the Original Series D SPA to the date November 1, 2013, are changed to the date that occurs three Business Days after the Revised E Outside Date, or, if the Purchaser has exercised the Further Extension Option, three Business Days after the Second Revised E Outside Date;

c.	On or before the Bridge Closing, the Purchaser shall deliver to the Company a waiver and consent to the postponement of certain rights of the Purchaser under the terms of the Series D Certificate of Designation; and

d.	Except as set forth in this Amendment, all of the remaining terms of the Original Series D SPA shall remain unchanged and continue in full force and effect.

2.                   Modifications to Form of Series E SPA

The Company and the Purchaser hereby agree that, from and after the date hereof, the form of Series E SPA contained in Exhibit C to the Original Series D SPA shall be considered to incorporate the following modifications:

a.	All of the references in the Series E SPA to the date October 30, 2013, are changed to the Revised E Outside Date, or, if the Purchaser has exercised the Further Extension Option, the Second Revised E Outside Date; and

b.	Except as set forth in this Amendment, all of the remaining terms of the form of Series E SPA shall remain unchanged.

3.                  Modifications to Agreements for Bridge Financing

The Company and the Purchaser hereby also agree that, prior to execution of the Series E SPA, the Company and the Purchaser will, among other things, act in good faith to agree upon such further modifications to the Series E SPA, the form of Certificate of Designation for Series E Shares attached as Exhibit D to the Original Series D SPA, and any other documents related to the Series E round financing, as may be required so that, or so as to ensure that, assuming the Series E Closing occurs, the Series E Shares that will be issued by the Company upon automatic conversion of the principal amount of the Bridge Note, and any accrued but unpaid interest thereon, on the date of the Series E Closing, have terms identical, or substantially identical, to the Series E Shares to be issued under the Series E SPA upon a Series E Closing, provided, however, that in the event that the Series E Closing does not occur on or before the Revised E Outside Date, or, as applicable, the Second Revised E Outside Date, the Company agrees to take all such actions as may be required so that, or so as to ensure that at all times that the Bridge Note remains outstanding, (a) the Company complies with its covenants under the Bridge Note concerning authorization and availability of Series D Shares and shares of its common stock for issuance in accordance with the Bridge Note and (b) the Series D Shares that may be issued by the Company upon conversion of the principal amount of the Bridge Note, and any accrued but unpaid interest thereon, at the option of the Purchaser have terms identical, or substantially identical, to the Series D Shares issued under the Original Series D SPA (except that the date as of which Series D Shares issued upon conversion of the Bridge Note, if any, will not be issued as of the date of the Series D Closing).

4.                  This Amendment contains the full agreement of the Company and the Purchaser with regard to the matters set forth herein and, except as set forth in this Amendment, the terms of the Series D SPA and the exhibits thereto shall remain unchanged.

5.                  This Amendment may be executed in counterparts, including by exchange of PDF files or other means of electronic or facsimile exchange of documents, each of which shall be deemed an original but which together shall constitute one and the same instrument.

6.                 This Amendment shall be governed by and construed in accordance with the law of the State of New York.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

COMPANY:

YOU ON DEMAND HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Series D SPA]

PURCHASER:

C MEDIA LIMITED

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Series D SPA]

Exhibit A

[Form of Bridge Note]